UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported): February 1, 2010
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 1, 2010, the Board Of Directors of The GEO Group, Inc. (the “Company”) appointed Mr. Christopher C. Wheeler to the Board of Directors of the Company. Mr. Wheeler was appointed to the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Mr. Wheeler will be paid fees consistent with the fees to be received by the existing independent directors for service as members of the Board of Directors of the Company.
Mr. Wheeler recently retired as a partner of the firm Proskauer Rose LLP after nearly 20 years as a member of the Corporate Department. Mr. Wheeler has extensive experience in real estate and corporate law, institutional lending, administrative law and industrial revenue bond financing. Mr. Wheeler has acted as counsel for developers, institutional and large property holders in connection with the purchase, sale, refinancing and operation of real estate properties.

Item 9.01.	Financial Statements and Exhibits.
d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of The GEO Group, Inc., dated February 4, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
Date: February 4, 2010	By:	/s/ Brian R. Evans
Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The GEO Group, Inc., dated February 4, 2010.

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